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                                                                    Exhibit 99.1
[LOGO]
         Two Harbour Place
         302 Knights Run Avenue
         Tampa, FL 33602
         813-209-0600
         800-922-4596                                      NEWS
                                                           RELEASE
                                                           FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
WALTER T. BROMFIELD (813) 209-0602
H. WILLIAM BROWN (813) 209-0601


                 COURT DENIES MARITRANS' CLAIM FOR DAMAGES FROM
                          THE OIL POLLUTION ACT OF 1990

     TAMPA, FL (December 24, 2001) - The U.S. Court of Federal Claims ruled on December 21, 2001 that the double hull requirement of the Oil Pollution Act of 1990 ("OPA") does not constitute a "taking" of Maritrans' (NYSE symbol TUG) petroleum barges. Maritrans is currently evaluating whether to take an appeal.

     OPA prohibits existing single-hull tank vessels from continuing operation through their useful life, mandating a phase-out schedule over a period of years. In 1996, Maritrans filed a lawsuit alleging that the forced retirement of its predominantly single-hulled vessel fleet represents a "taking" under the Fifth Amendment of the United States Constitution, which prohibits the taking of property by the government without just compensation. In 1998, the Court ruled that Maritrans' suit was only "ripe" with respect to vessels that had been sold, scrapped or rebuilt after enactment of OPA. Trial concluded in February 2001 with respect to eight of Maritrans' single-hull barges that had been sold, scrapped or rebuilt.

     In its decision the Court essentially held that, even though OPA had deprived Maritrans of a substantial portion of the value of its vessels, Maritrans had been able to recoup its investment during the period from enactment of OPA until the OPA retirement date. Therefore the government's ban on further use constituted a non-compensible diminution in value, and not a "taking." Maritrans believes strongly that the forced retirement of Maritrans' vessels did in fact meet the legal test of a taking under the Fifth Amendment, and is evaluating the merits of an appeal.

     Stephen A. Van Dyck, Chairman and Chief Executive Officer of Maritrans, comments, "Naturally, we are extremely disappointed by this ruling. While a favorable outcome would have returned substantial value to our shareholders and provided additional funding for completion of our ongoing rebuild program, the Court's ruling will not adversely affect Maritrans' rebuilding program, our financial strength or our outlook for the future. This decision in no way affects the Company's present tender offer that we commenced on December 17, 2001. Additionally, this decision does not diminish our ability to generate substantial earnings going forward, and does not change our earnings outlook as we look ahead to 2002."

                                     -more-


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COURT DENIES MARITRANS' CLAIM
Page 2 of 2


     The information in this release includes certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, growth, performance, earnings per share or achievements to be materially different from that expressed in or implied by such forward-looking statements. These statements are based on assumptions the Company believes are reasonable, but a variety of factors could cause the Company's actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted. Such factors include, among others, changes in oil companies' operating and sourcing decisions, competition for marine transportation, domestic oil consumption, the continuation of federal law restricting United States point-to-point maritime shipping to U.S. vessels (the Jones Act), demand for petroleum products, future spot market rates, and the general financial, economic, environmental and regulatory conditions affecting the oil and marine transportation industry in general.

     Maritrans Inc. is a U.S. based company with a 73-year commitment to building and operating petroleum transport vessels for the U.S. domestic trade. Maritrans is headquartered in Tampa, FL and maintains an office in the Philadelphia, PA area to support its Northeast crude oil lightering operations. The common stock of Maritrans Inc. is listed on the New York Stock Exchange under the symbol "TUG".



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